EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Pomeroy IT Solutions, Inc.
Hebron, Kentucky

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8(No. 333-129062) of Pomeroy IT Solutions, Inc. of our reports dated March 18, 2008, except for Note 1 which is as of January 30, 2009, relating to the consolidated financial statements and our report dated March 18, 2008, except as to the effect of the material weaknesses, which is dated January 30, 2009 relating to the effectiveness of Pomeroy IT Solutions, Inc. internal control over financial reporting, which appear in this Annual Report on Form 10-K/A (Amendment No. 1). Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of January 5, 2008.

/s/ BDO Seidman, LLP

Chicago, Illinois
January 30, 2009

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129062) of Pomeroy IT Solutions, Inc. of our report dated April 14, 2006, except for Note 1 as to which the date is January 30, 2009, with respect to the consolidated statements of operations, equity and cash flows of Pomeroy IT Solutions, Inc. for the year ended January 5, 2006, which report appears in this Annual Report on Form 10-K/A (Amendment No. 1) of Pomeroy IT Solutions, Inc. for the year ended January 5, 2008.

Crowe Horwath LLP

/s/ Crowe Horwath LLP

Louisville, Kentucky
January 30, 2009